EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2006 related to the consolidated financial statements of Epicor Software Corporation and subsidiaries as of December 31, 2005 and for each of the two years in the period then ended, appearing in the Annual Report on Form 10-K of Epicor Software Corporation for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

June 14, 2007